UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2016 (March 29, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(203) 276-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Transactions Overview – Contribution and Internal Reorganization

On March 30, 2016, Eagle Bulk Shipping Inc. (the “Company”) entered into a contribution agreement (the “Contribution Agreement”) with a newly-formed wholly-owned subsidiary, Eagle Shipping LLC, a limited liability company organized under the laws of the Marshall Islands (“Eagle Shipping”) pursuant to which the Company transferred, assigned and contributed to Eagle Shipping, and Eagle Shipping received, accepted and assumed, all of the tangible and intangible assets of the Company (other than the membership interests in Eagle Shipping owned by the Company and certain deposit accounts held by the Company, which deposit account balances were transferred) and all of the liabilities of the Company (the “Contribution”), including all of the Company’s rights and obligations under the Company’s senior secured credit facility (the “Exit Financing Facility”). Immediately following the Contribution, Eagle Shipping became the direct parent company of each of the Company’s previously directly-owned subsidiaries. The Contribution was part of the transactions contemplated by the agreements also entered into on March 30, 2016 and described below, which transactions are expected to be consummated on March 30, 2016, after the fulfillment of certain conditions precedent.

First Lien Facility

On March 30, 2016, Eagle Shipping, as borrower, and certain of its subsidiaries that are guarantors under the Exit Financing Facility, as guarantors, entered into an Amended and Restated First Lien Loan Agreement (the “A&R First Lien Loan Agreement”) with the lenders thereunder (the “First Lien Lenders”) and ABN AMRO Capital USA LLC, as agent and security trustee for the lenders. The A&R First Lien Loan Agreement amends and restates the Exit Financing Facility in its entirety, providing for Eagle Shipping to be the borrower in the place of the Company, and further provides for a waiver of any and all events of default occurring as a result of the Company’s previously reported self-disclosure report with the U.S. Treasury Department’s Office of Foreign Assets Control. The A&R First Lien Loan Agreement provides for a term loan outstanding in the amount of $201,468,750 as well as a $50,000,000 revolving credit facility, of which $10,000,000 is currently undrawn (the term loan, together with the revolving credit facility, the “First Lien Facility”). The First Lien Facility matures on October 15, 2019. An aggregate fee of $600,000 was paid to the Agent and the First Lien Lenders in connection with the First Lien Facility.

Eagle Shipping’s obligations under the First Lien Facility are secured by a first priority mortgage on each of the vessels currently in the Company’s fleet and such other vessels that it may from time to time include with the approval of the First Lien Lenders, a first assignment of its earnings account, its liquidity account and its vessel-owning subsidiaries’ earnings accounts, a first assignment of all charters with terms that may exceed 18 months, freights, earnings, insurances, requisition compensation and management agreements with respect to the vessels a first priority pledge of the membership interests of each of Eagle Shipping’s vessel-owning subsidiaries and a first priority pledge of the membership interests of Eagle Shipping held by the Company to be entered into within 30 days of the closing. In the future, Eagle Shipping may grant additional security to the lenders from time to time.

The First Lien Facility contains financial covenants requiring Eagle Shipping, among other things, to ensure that the aggregate market value of the vessels in the Company’s fleet (plus the value of certain additional collateral) at all times on or after July 1, 2017 does not fall below 100% in the third and fourth quarters of 2017, 110% in 2018 and 120% in 2019 of the aggregate principal amount of debt outstanding (subject to certain adjustments) under the First Lien Facility and maintain minimum liquidity of not less than the greater of (i) $8,140,000 and (ii) $185,000 per vessel in the Company’s fleet. In addition, the First Lien Facility also imposes operating restrictions on Eagle Shipping including limiting Eagle Shipping’s ability to, among other things: pay dividends; incur additional indebtedness; create liens on assets; acquire and sell capital assets (including vessels); and merge or consolidate with, or transfer all or substantially all of Eagle Shipping’s assets to, another person. Upon entering into the First Lien Facility, Eagle Shipping made a principal payment with respect to the term loan of $11,718,750. For the fiscal quarters ending June 30, 2017 and June 30, 2018 and the fiscal years ending December 31, 2017 and 2018, Eagle Shipping is obligated to repay the First Lien Facility semi-annually in an amount equal to 75% of Eagle Shipping’s excess cash flow for the preceding semi-annual period, as defined in the first lien facility, subject to a cap of such mandatory prepayments of $15,625,000 in any fiscal year. Thereafter, Eagle Shipping will make payments of $3,906,250 on January 15, 2019, April 15, 2019, and July 15, 2019, and a final balloon payment equal to the remaining amount outstanding under the First Lien Facility on October 15, 2019.

The First Lien Facility also includes customary events of default, including those relating to a failure to pay principal or interest, a breach of covenant, representation or warranty, a cross-default to other indebtedness and non-compliance with security documents. Further, there would be a default if any event occurs or circumstances arise in light of which, in the First Lien Lenders’ judgment, there is significant risk that Eagle Shipping is or would become insolvent. Eagle Shipping is not permitted to pay dividends. Indebtedness under the First Lien Facility may also be accelerated if Eagle Shipping experiences a change of control.

Second Lien Facility

On March 30, 2016, Eagle Shipping, as borrower, and certain of its subsidiaries, as guarantors, entered into a Second Lien Loan Agreement (the “Second Lien Loan Agreement”) with certain lenders (the “Second Lien Lenders”) and Wilmington Savings Fund Society, FSB as agent for the Second Lien Lenders (the “Second Lien Agent”). The Second Lien Lenders include certain of the Company’s existing shareholders, as well as other investors. The Second Lien Loan Agreement provides for a term loan in the amount of $60,000,000 (the “Second Lien Facility”), and matures on January 14, 2020 (the date that is 91 days after the original stated maturity of the First Lien Facility). The term loan under the Second Lien Facility bears interest at a rate of LIBOR plus 14.00% per annum (with a 1.0% LIBOR floor) or the Base Rate (as defined in the Second Lien Loan Agreement) plus 13.00% per annum, paid in kind quarterly in arrears. The Company will use the proceeds from the Second Lien Facility to pay down amounts outstanding in respect of the revolving credit facility under the Exit Financing Facility, pay three quarters of amortization payments under the Exit Financing Facility, pay transaction fees in connection with the entry into the A&R First Lien Loan Agreement and the Second Lien Loan Agreement, and add cash to the balance sheet, which cash would be deposited in an account subject to the security interest and control of the First Lien Lenders and the Second Lien Lenders.

Eagle Shipping’s obligations under the Second Lien Facility are secured by a second priority lien on the same collateral securing Eagle Shipping’s obligations under the First Lien Facility, subject to the terms of an intercreditor agreement between the first lien agent and the second lien agent. Eagle Shipping may grant additional security to the Second Lien Lenders from time to time in the future, subject to the terms of the intercreditor agreement.

The Second Lien Facility contains financial covenants substantially similar to those in the First Lien Facility, subject to standard cushions, requiring Eagle Shipping, among other things, to ensure that the aggregate market value of the vessels in the Company’s fleet (plus the value of certain additional collateral) at all times on or after July 1, 2017 does not fall below 100% in the third and fourth quarters of 2017, 110% in 2018 and 120% in 2019 of the aggregate principal amount of debt outstanding (subject to certain adjustments) under the Second Lien Facility (provided that Eagle Shipping will not be required to comply with such covenant until the First Lien Facility has been paid in full) and to maintain a minimum liquidity of not less than the greater of (i) $6,512,000 and (ii) $148,000 per vessel in Eagle Shipping’s fleet. In addition, the Second Lien Facility also imposes operating restrictions on Eagle Shipping including limiting Eagle Shipping’s ability to, among other things: pay dividends; incur additional indebtedness; create liens on assets; acquire and sell capital assets (including vessels); and merge or consolidate with, or transfer all or substantially all of Eagle Shipping’s assets to, another person. Eagle Shipping may not prepay the Second Lien Facility while amounts or commitments under the First Lien Facility remain outstanding.

The Second Lien Facility also includes customary events of default, including those relating to a failure to pay principal or interest, a breach of covenant, representation or warranty, a cross-default to other indebtedness and non-compliance with security documents. Further, there would be a default if any event occurs or circumstances arise in light of which, in the Second Lien Lenders’ judgment, there is significant risk that Eagle Shipping is or would become insolvent. Eagle Shipping is not permitted to pay dividends. Indebtedness under the Second Lien Facility may also be accelerated if Eagle Shipping experiences a change of control.

In connection with the entry into the Second Lien Loan Agreement, on March 30, 2016, the Company has agreed to issue up to 344,587,536 shares of common stock (the “2L Shares”) to the Second Lien Lenders pro rata based on their participation in the Second Lien Facility, which Second Lien Lenders will receive shares equivalent to 90% of the outstanding common stock of the Company after such issuance. The issuance of the 2L Shares is being made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2L Shares are expected to be delivered in two stages to the Second Lien Lenders that were lenders upon the execution of the Second Lien Facility: (1) shares in the amount of up to 7,619,213 representing approximately 19.9% of the Company’s current share count are expected to be delivered after the approval by NASDAQ of the listing of such shares pursuant to a supplemental listing application; and (2) as approved by the Company’s board of directors, the Company intends to hold a shareholder vote in compliance with NASDAQ Marketplace Rule 5635(d) to permit the issuance to the Second Lien Lenders of the additional common stock equal to or in excess of 20% of the Company’s share count, and the remainder of 2L Shares are expected to be delivered after this approval by the shareholders. In addition, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of the Company’s stockholders to vote on proposals seeking approval of this issuance, an increase in the amount of authorized shares of common stock sufficient for the issuance of the remaining 2L Shares to the Second Lien Lenders after shareholder approval as well as a reverse stock split.

Nominating Agreement

On March 30, 2016, the Company entered into a nominating agreement (the “Nominating Agreement”) with GoldenTree Asset Management LP, acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (“GoldenTree”) in connection with GoldenTree’s participation as a lender under the Second Lien Loan Agreement. After giving pro forma effect to the issuance of the 2L Shares to GoldenTree, GoldenTree is expected to own approximately 18.3% of the outstanding common stock of the Company.

Pursuant to the Nominating Agreement, the Company agreed that GoldenTree will have the right to designate one individual to serve as a member of the Board and on a committee of the Board selected by GoldenTree (subject to any independence requirement imposed by law or by the rules of any national securities exchange on which the Company’s common stock may be listed or traded) for so long as GoldenTree and its affiliates beneficially own a number of shares of common stock equal to or greater than 80% of (1) the number of shares it beneficially owns as of the date hereof (when determined during any time prior to the consummation of the issuance of the 2L Shares), (2) the number of shares it beneficially owns after the consummation of the issuance of the 2L shares (when determined during any time upon and after consummation of the first delivery of the 2L Shares and prior to the consummation of the delivery of the remainder of the shares of common stock issued under the Second Lien Loan Agreement (the “Remainder Issuance”)) and (3) the number of shares it beneficially owns after the consummation of the Remainder Issuance (when determined during any time upon and after consummation of the Remainder Issuance) (such amount as determined in clauses (1), (2) or (3) as applicable, the “GoldenTree Threshold Amount”), in each case, subject to equitable adjustment for certain transactions. The Company further agreed that for so long as GoldenTree satisfies the GoldenTree Threshold Amount, the Board, subject to its good faith exercise of its fiduciary duties, will (i) cause the nominee of GoldenTree to be included on a slate of nominees for election to the Board proposed by the Company and/or the Board (or any committee thereof) and (ii) recommend the election of such nominee to the stockholders of the Company and solicit proxies for the election of such nominee in the same manner and to the same extent as other nominees to the Board. If the GoldenTree nominee is not elected to the Board by stockholders, so long as GoldenTree satisfies the GoldenTree Threshold Amount, the Company has agreed that the Board will take all corporate action necessary to promptly appoint a different GoldenTree nominee to the Board for a term expiring at the next annual meeting of stockholders at which directors are to be elected. In connection with the entry into the Nominating Agreement, the Board set the size of the Board at eight directors.

The foregoing descriptions of the First Lien Facility, Second Lien Facility and Nominating Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of each of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities

The information related to the issuance of the 2L Shares set forth under “Second Lien Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 7.01     Regulation FD Disclosure

As previously disclosed in its recent Current Reports on Form 8-K filed with the SEC, the Company, certain of its shareholders, and the Company’s lenders under its secured loan agreement had been engaged in discussions concerning financing alternatives to enhance the Company’s liquidity, and beginning in November 2015, the Company entered into confidentiality agreements with certain of its large shareholders and other potential investors to facilitate confidential, non-public discussions regarding potential consensual restructuring or refinancing transactions. In connection with these discussions, the Company provided certain confidential information, limited prospective financial information (the Company generally does not publicly disclose prospective financial information) and other operating information prepared in February 2016. Pursuant to certain of the confidentiality agreements, the Company is required to publicly disclose confidential information that constitutes material non-public information upon expiration of a restricted period set forth in such confidentiality agreements.

The confidentiality agreements with certain of these parties expired on March 29, 2016 pursuant to their terms. As a result, the Company is required to furnish the information set forth in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K to satisfy the Company’s public disclosure obligations under such confidentiality agreements. The limited financial projections contained in such exhibit are included herein only because they were provided to the parties mentioned above. The information furnished in Exhibit 99.1 is incorporated herein by reference.

The inclusion of certain financial in this Current Report on Form 8-K in Exhibit 99.1 should not be regarded as an indication that this financial information reflects current estimates or expectations, beliefs and assumptions of management about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or may occur and that was not anticipated at the time the information was prepared. The information likely does not reflect current results or future performance. The prospective financial information furnished in Exhibit 99.1, limited to forecasts in respect of vessel operating expenses, was prepared by management from internal financial projections based on reasonable expectations, beliefs and assumptions at the time they were made and do not reflect events that have occurred since that date. The limited prospective financial information furnished in Exhibit 99.1 was prepared for internal use, discussions with potential sources of financing, capital budgeting and other management decisions and is subjective in many respects. The forecasted amounts in Exhibit 99.1 were not prepared with a view toward public disclosure and were not prepared in accordance with generally accepted accounting principles in the United States or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” The Company’s independent accountants have not examined, compiled or otherwise applied procedures to, or audited, the projections included in Exhibit 99.2 and, accordingly, do not express an opinion or any other form of assurance with respect to the projections.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 8.01     Other Events

On March 30, 2016, the Company issued a press release announcing the entry into the agreements related to the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of our discussions with the agent of our credit facility regarding the calculation of collateral covenants, (xi) the outcome of legal proceeding in which we are involved; and (xii) and other factors listed from time to time in our filings with the SEC.

We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Important Information

Item 9.01.     Financial Statements and Exhibits

The following exhibits are furnished herewith:

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated First Lien Loan Agreement, dated as of March 30, 2016.
10.2

Second Lien Loan Agreement, among Eagle Shipping LLC, as borrower, the guarantor subsidiaries party thereto, the lenders thereto from time to time, and Wilmington Savings Fund Society, FSB, as Second Lien Agent, dated as of March 30, 2016.

10.3	Letter Agreement, dated as of March 30, 2016, by and between Eagle Bulk Shipping Inc. and GoldenTree Asset Management LP.
99.1	Description of Certain Financial Information, first distributed on February 17, 2016.
99.2	Press Release dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: March 30, 2016	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated First Lien Loan Agreement, dated as of March 30, 2016.
10.2

Second Lien Loan Agreement, among Eagle Shipping LLC, as borrower, the guarantor subsidiaries party thereto, the lenders thereto from time to time, and Wilmington Savings Fund Society, FSB, as Second Lien Agent, dated as of March 30, 2016.

10.3	Letter Agreement, dated as of March 30, 2016, by and between Eagle Bulk Shipping Inc. and GoldenTree Asset Management LP.
99.1	Description of Certain Financial Information, first distributed on February 17, 2016.
99.2	Press Release dated March 30, 2016.